[LOGO] WEINBERG & COMPANY, P.A.
       ------------------------
       CERTIFIED PUBLIC ACCOUNTANTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Clickable Enterprises, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated June 28, 2004, relating to the consolidated financial statements of Clickable Enterprises, Inc. (formerly Achievement Tec Holdings, Inc.) and Subsidiary which appears in Clickable Enterprises, Inc.'s Annual Report on Amendment No.1 to Form 10-KSB for the year ended March 31, 2004, filed with the Securities and Exchange Commission on October 7, 2004.

                                       /s/ Weinberg & Company, P.A.

                                       WEINBERG & COMPANY, P.A.
                                       Certified Public Accountants

Boca Raton, Florida
October 7, 2004



                              Town Executive Center
                          6100 Glades Road o Suite 314
                            Boca Raton, Florida 33434
             Telephone: (561) 487-5765 o Facsimile: (561) 487-5766

                                   Watt Plaza
                       1875 Century Park East o Suite 600
                          Los Angeles, California 90067
               Telephone: (310) 407-5450 o Facsimile: (310) 407-

                          Website: www.cpaweinberg.com
     American Institute of CPA's\Division for CPA Firms SEC Practice Section